Blue Owl Capital Inc. First Quarter 2023 Earnings May 4, 2023

2 About Blue Owl Blue Owl Capital Inc. (“Blue Owl” or the “Company”) is a global alternative asset manager with $144.4 billion of assets under management as of March 31, 2023. Anchored by a strong permanent capital base, the firm deploys private capital across Direct Lending, GP Capital Solutions and Real Estate strategies on behalf of Institutional and Private Wealth clients. Blue Owl’s flexible, consultative approach helps position the firm as a partner of choice for businesses seeking capital solutions to support their sustained growth. The firm’s management team is comprised of seasoned investment professionals with decades of experience building alternative investment businesses. Blue Owl employs over 570 people across 10 offices globally. Forward-Looking Statements Certain statements made in this presentation are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of acquisitions; costs related to acquisitions; the inability to maintain the listing of Blue Owl’s shares on the New York Stock Exchange (“NYSE”); Blue Owl’s ability to manage growth; Blue Owl’s ability to execute its business plan and meet its projections; potential litigation involving Blue Owl; changes in applicable laws or regulations; and the possibility that Blue Owl may be adversely affected by other economic, business, geopolitical and competitive factors. The information contained in this presentation is summary information that is intended to be considered in the context of Blue Owl’s filings with the Securities and Exchange Commission (“SEC”) and other public announcements that Blue Owl may make, by press release or otherwise, from time to time. Blue Owl also uses its website to distribute company information, including assets under management and performance information, and such information may be deemed material. Accordingly, investors should monitor Blue Owl’s website (www.blueowl.com). Blue Owl undertakes no duty or obligation to publicly update or revise the forward- looking statements or other information contained in this presentation. These materials contain information about Blue Owl and its affiliates and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of Blue Owl or information about the market, as indicative of future results, the achievement of which cannot be assured. Throughout this presentation, all current period amounts are preliminary and unaudited, “LTM” refers to the last twelve months and “nm” indicates data has not been presented as it was deemed not meaningful. Totals may not sum due to rounding. Disclosures Copyright© Blue Owl Capital Inc. 2023. All rights reserved.

3 Non-GAAP Financial Measures; Other Financial and Operational Data This presentation includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. Blue Owl believes that the use of these non-GAAP financial measures provides an additional tool for investors and potential investors to use in evaluating its ongoing operating results and trends. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See the footnotes on the slides where these measures are discussed and reconciled to the most directly comparable GAAP measures. Exact net IRRs and multiples cannot be calculated for individual investments held by Blue Owl’s products, or a subset of such investments, due to the lack of a mechanism to precisely allocate fees, taxes, transaction costs, expenses and general partner carried interest. Valuations are as of the dates provided herein and do not take into account subsequent events, including the impact of inflation and rising interest rates, and the continued impact of COVID-19, which can be expected to have an adverse effect on certain entities identified or contemplated herein. For the definitions of certain terms used in this presentation, please refer to the “Defined Terms” slide in the appendix. Important Notice No representations or warranties, express or implied are given in, or in respect of, this presentation. To the fullest extent permitted by law, in no circumstances will Blue Owl or any of its subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. This presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Blue Owl. Viewers of this presentation should each make their own evaluation of Blue Owl and of the relevance and adequacy of the information contained herein and should make sure other investigations as they deem necessary. This communication does not constitute an offer to sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice or any other service by Blue Owl or any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Blue Owl or its advisors. Industry and Market Data This presentation may contain information obtained from third parties, including ratings from credit ratings agencies such as Standard & Poor’s and Fitch Ratings. Such information has not been independently verified and, accordingly, Blue Owl makes no representation or warranty in respect of this information. Reproduction and distribution of third party content in any form is prohibited except with the prior written permission of the related third party. Third party content providers do not guarantee the accuracy, completeness, timeliness or availability of any information, including ratings, and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such content. THIRD PARTY CONTENT PROVIDERS GIVE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. THIRD PARTY CONTENT PROVIDERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, EXEMPLARY, COMPENSATORY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, COSTS, EXPENSES, LEGAL FEES, OR LOSSES (INCLUDING LOST INCOME OR PROFITS AND OPPORTUNITY COSTS OR LOSSES CAUSED BY NEGLIGENCE) IN CONNECTION WITH ANY USE OF THEIR CONTENT, INCLUDING RATINGS. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice. Disclosures

Blue Owl Overview

With over $144 billion of assets under management, Blue Owl is a leading provider of private capital solutions

Investment Strategies

Direct Lending

- A leading direct lending business with $71.6 billion in AUM
- Focused on lending to middle- and upper-middle-market companies backed by leading private equity sponsors
- Demonstrated ability to source proprietary investment opportunities with $74.9 billion in gross originations since inception

$71.6B	**Assets Under Management**
115+	**Investment Professionals**
485+	**Deals Closed**
665+	**Sponsor Relationships**

GP Capital Solutions

- A leading GP capital solutions provider to private market participants with $49.2 billion in AUM
- Deep and extensive relationships across the alternative asset management ecosystem
- Successfully completed over 75 equity and debt transactions since inception

$49.2B	**Assets Under Management**
55+	**Investment Professionals**
10+	**Year Track Record**
55+	**Partnerships since inception**

Real Estate

- A leading private equity real estate business with $23.6 billion in AUM
- Focused on acquiring high quality assets net-leased to investment grade and creditworthy entities
- Established proprietary origination strategy that has completed over 170 transactions

$23.6B	**Assets Under Management**
25	**Investment Professionals**
1,665+	**Assets Owned**
145+	**Tenant Relationships**

All data as of March 31, 2023. **Past performance is not indicative of future results.**

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5 $26.3 $18.8 1Q’22 (LTM) 1Q’23 (LTM) Blue Owl’s First Quarter 2023 Highlights - Key Metrics $102.0 $144.4 1Q’22 1Q’23 $65.6 $91.6 1Q’22 1Q’23 $5.3 $11.0 1Q’22 (LTM) 1Q’23 (LTM) Direct Lending Gross Originations AUM FPAUM Private Wealth Fundraise 40% 42% 109% $85.6 $114.3 1Q’22 1Q’23 Permanent Capital $11.3 $24.7 1Q’22 (LTM) 1Q’23 (LTM) Total Fundraise 119% 34% (29)% (dollars in billions)

6 • Dividend of $0.56 per Class A Share announced for 2023, up 22% from 2022 ◦ Dividend of $0.14 per Class A Share declared for the quarter For information on and reconciliation of the Company's non-GAAP measures, please see slides 22 to 24. First Quarter 2023 Highlights Financial Results Capital Metrics Corporate • GAAP Net Income of $8.3 million, or $0.02 per basic and $0.02 per diluted Class A Share • Fee-Related Earnings of $225.9 million, or $0.16 per Adjusted Share • Distributable Earnings of $209.0 million, or $0.15 per Adjusted Share • AUM of $144.4 billion, up 42% since March 31, 2022 ◦ FPAUM of $91.6 billion, up 40% since March 31, 2022 ◦ Permanent Capital of $114.3 billion, up 34% since March 31, 2022 ◦ AUM Not Yet Paying Fees of $11.7 billion, reflecting expected annual management fees of approximately $155 million once deployed • New Equity Capital Raised of $3.8 billion in the quarter • FPAUM Raised and Deployed of $3.1 billion in the quarter

GAAP Results (Unaudited)

(dollars in thousands, except per share data)	Quarter Ended 1Q'23	Quarter Ended 1Q'22	% Change	Last Twelve Months 1Q'23	Last Twelve Months 1Q'22	% Change
GAAP Revenues						
Direct Lending (including Part I Fees of $84,856, $46,104, $269,080 and $161,742)	$ 208,188	$ 133,704	56%	$ 714,459	$ 472,622	51%
GP Capital Solutions (including Part I Fees of $1,008, $635, $4,037 and $6,453)	124,680	96,770	29%	519,362	331,074	57%
Real Estate	25,957	17,158	51%	88,978	17,158	419%
Management Fees, Net	358,825	247,632	45%	1,322,799	820,854	61%
Administrative, Transaction and Other Fees	31,655	28,345	12%	149,205	164,871	(10%)
Realized Performance Income	506	—	nm	12,727	5,906	115%
GAAP Revenues	**390,986**	**275,977**	**42%**	**1,484,731**	**991,631**	**50%**
GAAP Expenses						
Compensation and Benefits	197,618	193,892	2%	898,412	1,642,896	(45%)
Amortization of Intangible Assets	70,891	61,526	15%	266,274	175,415	52%
General, Administrative and Other Expenses	56,134	43,294	30%	233,450	168,702	38%
GAAP Expenses	**324,643**	**298,712**	**9%**	**1,398,136**	**1,987,013**	**(30%)**
GAAP Results						
GAAP Net Income (Loss) Attributable to Blue Owl Capital Inc.	**8,317**	**(11,815)**	**nm**	**10,843**	**(427,400)**	**nm**
Earnings (Loss) per Class A Share						
Basic	$ 0.02	$ (0.03)				
Diluted	$ 0.02	$ (0.03)				
Supplemental Information						
Direct Lending	$ 228,279	$ 158,926	44%	$ 821,331	$ 621,700	32%
GP Capital Solutions	133,085	99,893	33%	551,630	352,773	56%
Real Estate	29,622	17,158	73%	111,770	17,158	nm
GAAP Revenues	390,986	275,977	42%	1,484,731	991,631	50%
Management Fees as % of Permanent Capital	93%	95%		93%	97%	

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8 • GAAP Management Fees of $358.8 million for the quarter increased 45% compared to 1Q'22 ◦ GAAP Management Fees of $1,322.8 million for the last twelve months increased 61% compared to prior year • GAAP Consolidated Net Income (Loss) of $42.0 million for the quarter compared to $(22.9) million in 1Q'22 ◦ GAAP Consolidated Net Income (Loss) of $24.7 million for the last twelve months compared to $(1,864.5) million in the prior year • GAAP Net Income (Loss) Attributable to Class A Shares of $8.3 million for the quarter compared to $(11.8) million in 1Q'22 ◦ GAAP Net Income (Loss) Attributable to Class A Shares of $10.8 million for the last twelve months compared to $(427.4) million in the prior year GAAP Management Fees Net Income (Loss) Attributable to Class A Shares (dollars in millions) Consolidated Net Income (Loss) Historical Trends (GAAP) (dollars in millions) (dollars in millions) $247.6 $358.8 $820.9 $1,322.8 1Q'22 1Q'23 1Q'22 (LTM) 1Q'23 (LTM) $(11.8) $8.3 $(427.4) $10.8 1Q'22 1Q’23 1Q’22 (LTM) 1Q’23 (LTM) $(22.9) $42.0 $(1,864.5) $24.7 1Q'22 1Q'23 1Q'22 (LTM) 1Q'23 (LTM)

Non-GAAP Results (Unaudited)

(dollars in thousands, except per share data)	Quarter Ended 1Q'23	1Q'22	% Change	Last Twelve Months 1Q'23	Adj. 1Q'22	% Change
FRE Revenues						
Direct Lending (including Part I Fees of $84,856, $46,104, $269,080 and $161,742)	$ 208,188	$ 133,704	56%	$ 714,459	$ 472,622	51%
GP Capital Solutions (including Part I Fees of $1,008, $635, $4,037 and $6,453)	134,449	105,692	27%	557,592	388,156	44%
Real Estate	25,957	17,158	51%	88,978	17,158	419%
FRE Management Fees, Net	368,594	256,554	44%	1,361,029	877,936	55%
FRE Administrative, Transaction and Other Fees	8,809	16,044	(45%)	65,516	115,061	(43%)
FRE Revenues	**377,403**	**272,598**	**38%**	**1,426,545**	**992,997**	**44%**
FRE Expenses						
FRE Compensation and Benefits	103,600	74,969	38%	389,672	290,648	34%
FRE General, Administrative and Other Expenses	48,030	26,766	79%	189,540	90,174	110%
FRE Expenses	**151,630**	**101,735**	**49%**	**579,213**	**380,822**	**52%**
Fee-Related Earnings	**225,899**	**171,383**	**32%**	**854,647**	**608,656**	**40%**
Distributable Earnings	**209,014**	**155,726**	**34%**	**796,090**	**566,018**	**41%**
Adjusted Per Share Information						
Fee-Related Earnings per Adjusted Share	$ 0.16	$ 0.12				
Distributable Earnings per Adjusted Share	$ 0.15	$ 0.11				
Supplemental Information						
Direct Lending	$ 215,712	$ 148,177	46%	$ 774,910	$ 585,011	32%
GP Capital Solutions	135,652	107,263	26%	562,321	390,828	44%
Real Estate	26,039	17,158	52%	89,314	17,158	421%
FRE Revenues	377,403	272,598	38%	1,426,545	992,997	44%
FRE Management Fees as % of Permanent Capital	93%	95%		93%	97%	

For information on and reconciliation of the Company's non-GAAP measures, please see slides 22 to 24.

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10 • FRE Management Fees of $368.6 million for the quarter increased 44% compared to 1Q'22 ◦ FRE Management Fees of $1,361.0 million for the last twelve months increased 55% compared to prior year • Fee-Related Earnings of $225.9 million for the quarter increased 32% compared to 1Q'22 ◦ Fee-Related Earnings of $854.6 million for the last twelve months increased 40% compared to prior year • Distributable Earnings of $209.0 million for the quarter increased 34% compared to 1Q'22 ◦ Distributable Earnings of $796.1 million for the last twelve months increased 41% compared to prior year For information on and reconciliation of the Company's non-GAAP measures, please see slides 22 to 24. FRE Management Fees Distributable Earnings (dollars in millions) $155.7 $209.0 $566.0 $796.1 1Q'22 1Q'23 1Q'22 (LTM) 1Q'23 (LTM) Fee-Related Earnings Historical Trends (Non-GAAP) (dollars in millions) (dollars in millions) $171.4 $225.9 $608.7 $854.6 1Q'22 1Q'23 1Q'22 (LTM) 1Q'23 (LTM) $256.6 $368.6 $877.9 $1,361.0 1Q'22 1Q'23 1Q'22 (LTM) 1Q'23 (LTM)

11 Assets Under Management AUM Fee-Paying AUM Permanent Capital Direct Lending GP Capital Solutions (dollars in billions) $102.0 $144.4 $44.8 $71.6 $41.2 $49.2 $16.1 $23.6 1Q'22 1Q'23 $65.6 $91.6 $32.7 $51.2 $23.7 $28.6 $9.3 $11.9 1Q'22 1Q'23 $85.6 $114.3 $38.8 $54.8 $41.2 $49.2 $5.7 $10.4 1Q'22 1Q'23 Real Estate • AUM of $144.4 billion increased 42% since March 31, 2022 ◦ The increase was primarily driven by capital raised across the platform, deployment in Direct Lending and the Wellfleet Acquisition • FPAUM of $91.6 billion increased 40% since March 31, 2022 ◦ The increase was primarily driven by capital raised across the platform, deployment in Direct Lending and the Wellfleet Acquisition • Permanent Capital of $114.3 billion increased 34% since March 31, 2022 ◦ Permanent capital generated 93% of management fees during the last twelve months • AUM Not Yet Paying Fees totaled $11.7 billion, reflecting expected annual FRE management fees of approximately $155 million once deployed (dollars in billions) (dollars in billions)

12 Total Fundraise (dollars in billions) $3.9 $3.8 $11.3 $24.7 $1.9 $1.9 $5.9 $12.1 $1.6 $0.3 $5.0 $7.8 $0.4 $1.5 $0.4 $4.8 Real Estate GP Capital Solutions Direct Lending 1Q'22 1Q’23 1Q’22 (LTM) 1Q’23 (LTM) Private Wealth Fundraise (dollars in billions) $2.2 $1.6 $5.3 $11.0 1Q'22 1Q’23 1Q’22 (LTM) 1Q’23 (LTM) Institutional & Other Fundraise (dollars in billions) $1.7 $2.2 $6.0 $13.7 1Q'22 1Q’23 1Q’22 (LTM) 1Q’23 (LTM) Fundraising • Total Fundraise of $3.8 billion during the quarter was driven by $1.9 billion in Direct Lending, $1.5 billion in Real Estate and $0.3 billion in GP Capital Solutions • Private Wealth Fundraise of $1.6 billion during the quarter was primarily driven by diversified and technology lending products in Direct Lending, and net lease products in Real Estate • Institutional & Other Fundraise of $2.2 billion during the quarter was primarily driven by diversified and technology lending products in Direct Lending, and net lease products in Real Estate

13 Note 1. Gross and net returns are represented by a composite comprised of the Direct Lending products reported in the Blue Owl annual report on Form 10-K for the year ended December 31, 2022. The composite excludes products that have launched within the last two years as such information is generally not meaningful. The net returns for Direct Lending were 3.7% for 1Q'23 and 9.4% over the last twelve months ended 1Q'23 . Direct Lending Products AUM Fee-Paying AUM (dollars in billions) $44.8 $71.6 1Q'22 1Q'23 $32.7 $51.2 1Q'22 1Q'23 • AUM of $71.6 billion increased 60% since March 31, 2022 ◦ The increase was primarily driven by capital raised in diversified and technology lending products, and the Wellfleet Acquisition • FPAUM of $51.2 billion increased 57% since March 31, 2022 ◦ The increase was primarily driven by capital raised in diversified and technology lending products, deployment across the platform, and the Wellfleet Acquisition • Direct Originations during the quarter were $1.6 billion with net deployment of $1.3 billion • AUM Not Yet Paying Fees totaled $7.6 billion, reflecting expected annual management fees of approximately $96 million once deployed • Direct Lending Gross Returns(1) of 4.6% for 1Q'23 and 13.2% over the last twelve months ended 1Q'23 (dollars in billions)

14 GP Capital Solutions AUM Fee-Paying AUM (dollars in billions) $41.2 $49.2 1Q'22 1Q'23 $23.7 $28.6 1Q'22 1Q'23 (dollars in billions) • AUM of $49.2 billion increased 19% since March 31, 2022 • FPAUM of $28.6 billion increased 21% since March 31, 2022 ◦ The increase in AUM and FPAUM was primarily driven by capital raised in Dyal Fund V • AUM Not Yet Paying Fees totaled $1.2 billion, reflecting expected annual management fees of approximately $20 million once deployed • Gross IRR Since Inception as of March 31, 2023(1) ◦ Dyal Fund III: 30.7% ◦ Dyal Fund IV: 79.8% ◦ Dyal Fund V: 59.7% ~ Note 1: Net IRR since inception as of March 31, 2023 for Dyal Fund III, Dyal Fund IV and Dyal Fund V was 23.1%, 50.2% and 31.9%, respectively.

15 Note 1. Gross and net returns are represented by a composite comprised of Real Estate products reported in the Blue Owl annual report on Form 10-K for the year ended December 31, 2022. The composite excludes products that have launched within the last two years as such information is generally not meaningful. The net returns for Real Estate were 3.5% for 1Q'23 and 15.8% over the last twelve months ended 1Q'23. Real Estate Products AUM Fee-Paying AUM (dollars in billions) $16.1 $23.6 1Q'22 1Q'23 $9.3 $11.9 1Q'22 1Q'23 (dollars in billions) • AUM of $23.6 billion increased 47% since March 31, 2022 ◦ The increase was primarily driven by capital raised in Fund VI and Net Lease Trust • FPAUM of $11.9 billion increased 29% since March 31, 2022 ◦ The increase was primarily driven by capital raised in Net Lease Trust and capital deployed in Net Lease Property Fund and Fund VI • AUM Not Yet Paying Fees totaled $2.9 billion, reflecting expected annual management fees of approximately $39 million once deployed • Real Estate Gross Returns(1) of 4.4% for 1Q'23 and 19.1% over the last twelve months ended 1Q'23

Supplemental Information

17 BBB Rated by S&P and Fitch $0.8B Available Liquidity Total Debt ($M) Available Liquidity ($M) Supplemental Liquidity Metrics $1,800 $700 $400 $350 $350 Revolving Credit Facility 2051 Unsecured Notes 2032 Unsecured Notes 2031 Unsecured Notes $38 $759 Revolving Credit Facility Cash and Cash Equivalents As of March 31, 2023, the average maturity of the Company's outstanding notes is ~13 years 2.9% Cost of Debt(1) Note 1. Cost of debt reflects average annual after tax interest rate on notes outstanding, assuming a 22% tax rate. Excludes the Revolving Credit Facility.

18 $91.6 $144.4 $91.6 $103.3 $113.3 $51.2 $7.6 $10.2 $71.6 $28.6 $7.0 $12.4 $49.2 $11.9 $8.6 $23.6 $11.7 $9.9 $31.2 Direct Lending GP Capital Solutions Real Estate FPAUM AUM Not Yet Paying Fees Fee-Exempt AUM Net Appreciation, Leverage and Other AUM FPAUM to AUM Bridge As of March 31, 2023, AUM not yet paying fees totaled $11.7 billion, reflecting expected annual management fees of approximately $155 million once deployed (dollars in billions) $2.9 $1.2 $0.2 $2.7 Figures may not sum due to rounding.

AUM and FPAUM Rollforwards

(dollars in millions)	Three Months Ended March 31, 2023				Twelve Months Ended March 31, 2023			
	Direct Lending	GP Capital Solutions	Real Estate	Total	Direct Lending	GP Capital Solutions	Real Estate	Total
AUM								
Beginning Balance	**$ 68,607**	**$ 48,510**	**$ 21,085**	**$ 138,202**	**$ 44,775**	**$ 41,153**	**$ 16,090**	**$ 102,018**
Acquisition	—	—	—	—	6,529	—	—	6,529
New capital raised	1,940	320	1,539	3,799	12,106	7,777	4,841	24,724
Change in debt	939	—	495	1,434	8,278	—	1,568	9,846
Distributions	(763)	(702)	(207)	(1,672)	(2,130)	(1,747)	(1,252)	(5,129)
Change in value / other	894	1,039	678	2,611	2,059	1,984	2,343	6,386
Ending Balance	**$ 71,617**	**$ 49,167**	**$ 23,590**	**$ 144,374**	**$ 71,617**	**$ 49,167**	**$ 23,590**	**$ 144,374**
FPAUM								
Beginning Balance	**$ 49,041**	**$ 28,772**	**$ 10,997**	**$ 88,810**	**$ 32,658**	**$ 23,651**	**$ 9,275**	**$ 65,584**
Acquisition	—	—	—	—	6,501	—	—	6,501
New capital raised / deployed[1]	2,021	(8)	1,078	3,091	12,293	6,080	3,305	21,678
Fee basis step down[1]	—	—	—	—	—	(881)	—	(881)
Distributions	(732)	(203)	(151)	(1,086)	(2,149)	(289)	(988)	(3,426)
Change in value / other	820	—	(2)	818	1,847	—	330	2,177
Ending Balance	**$ 51,150**	**$ 28,561**	**$ 11,922**	**$ 91,633**	**$ 51,150**	**$ 28,561**	**$ 11,922**	**$ 91,633**

Note 1. Reflects change in classification from fee basis step down to new capital raised / deployed for the fee holiday expiration in Dyal Fund V of $2.1 billion for the twelve months ended March 31, 2023.

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Appendix

GAAP Results (Unaudited)

(dollars in thousands, except share and per share data)	Quarter Ended 1Q'23	Quarter Ended 1Q'22	Last Twelve Months 1Q'23	Last Twelve Months 1Q'22
Revenues				
Management fees, net (includes Part I Fees of $85,864, $46,739, $273,118 and $168,195)	$ 358,825	$ 247,632	$ 1,322,799	$ 820,854
Administrative, transaction and other fees	31,655	28,345	149,205	164,871
Realized performance income	506	—	12,727	5,906
Total Revenues, Net	**390,986**	**275,977**	**1,484,731**	**991,631**
Expenses				
Compensation and benefits	197,618	193,892	898,412	1,642,896
Amortization of intangible assets	70,891	61,526	266,274	175,415
General, administrative and other expenses	56,134	43,294	233,450	168,702
Total Expenses	**324,643**	**298,712**	**1,398,136**	**1,987,013**
Other Loss				
Net gains (losses) on investments	612	5	475	(3,521)
Net losses on retirement of debt	—	—	—	(17,636)
Interest expense, net	(13,573)	(12,834)	(56,450)	(34,251)
Change in TRA liability	(1,964)	(9,652)	(3,747)	(23,500)
Change in warrant liability	(1,950)	17,758	14,926	(25,912)
Change in earnout liability	(994)	(496)	(14,986)	(834,751)
Total Other Loss	**(17,869)**	**(5,219)**	**(59,782)**	**(939,571)**
Income (Loss) Before Income Taxes	**48,474**	**(27,954)**	**26,813**	**(1,934,953)**
Income tax expense (benefit)	6,440	(5,038)	2,098	(70,437)
Consolidated and Combined Net Income (Loss)	**42,034**	**(22,916)**	**24,715**	**(1,864,516)**
Net (income) loss attributable to noncontrolling interests	(33,717)	11,101	(13,872)	1,437,116
Net Income (Loss) Attributable to Blue Owl Capital Inc.	**$ 8,317**	**$ (11,815)**	**$ 10,843**	**$ (427,400)**
Net Income (Loss) Attributable to Class A Shares	$ 8,317	$ (11,815)	$ 10,843	$ (427,400)
Earnings (Loss) per Class A Share				
Basic	$ 0.02	$ (0.03)		
Diluted	$ 0.02	$ (0.03)		
Weighted-Average Class A Shares				
Basic	456,189,118	417,108,929		
Diluted	461,911,117	417,108,929		

21

22 Non-GAAP Measures Fee-Related Earnings, or FRE, and Related Components Fee-Related Earnings is a supplemental non-GAAP measure of our core operating performance used to make operating decisions and assess our core operating results, focusing on whether our core revenue streams, primarily consisting of management fees, are sufficient to cover our core operating expenses. Management also reviews the components that comprise Fee-Related Earnings (i.e., FRE revenues and FRE expenses) on the same basis used to calculate Fee-Related Earnings, and such components are also non-GAAP measures and have been identified with the prefix “FRE” throughout this presentation. Fee-Related Earnings exclude various items that are required for the presentation of our results under GAAP, including the following: noncontrolling interests in the Blue Owl Operating Partnerships; equity-based compensation expense; compensation expenses related to capital contributions in certain subsidiary holding companies that are in-turn paid as compensation to certain employees, as such contributions are not included in Fee-Related Earnings or Distributable Earnings; amortization of acquisition-related earnouts; amortization of intangible assets; “Transaction Expenses” as defined below; expense support payments and subsequent reimbursements; net gains (losses) on investments, net losses on retirement of debt; interest; changes in TRA, warrant and earnout liabilities; and taxes. Transaction Expenses are expenses incurred in connection with the Business Combination and other acquisitions and strategic transactions, including subsequent adjustments related to such transactions, that were not eligible to be netted against consideration or recognized as acquired assets and assumed liabilities in the relevant transactions. FRE revenues and FRE expenses also exclude realized performance income and related compensation expense, as well as revenues and expenses related to amounts reimbursed by our products, including administrative fees and dealer manager reallowed commissions, that have no impact to our bottom line operating results, and therefore FRE revenues and FRE expenses do not represent our total revenues or total expenses in any given period.Distributable Earnings or DE Distributable Earnings is a supplemental non-GAAP measure of operating performance that equals Fee-Related Earnings plus or minus, as relevant, realized performance income and related compensation, interest expense,net, as well as amounts payable for taxes and payments made pursuant to the TRA. Amounts payable for taxes presents the current income taxes payable, excluding the impact of tax contingency-related accrued expenses or benefits, as such amounts are included when paid or received, related to the respective period’s earnings, assuming that all Distributable Earnings were allocated to Blue Owl Capital Inc., which would occur following the exchange of all Blue Owl Operating Group Units for Class A Shares. Current income taxes payable and payments made pursuant to the TRA reflect the benefit of tax deductions that are excluded when calculating Distributable Earnings (e.g., equity-based compensation expenses, Transaction Expenses, tax goodwill, etc.). If these tax deductions were to be excluded from amounts payable for taxes, Distributable Earnings would be lower and our effective tax rate would appear to be higher, even though a lower amount of income taxes would have been paid or payable for a period’s earnings. We make these adjustments when calculating Distributable Earnings to more accurately reflect the net realized earnings that are expected to be or become available for distribution or reinvestment into our business. Management believes that Distributable Earnings can be useful as a supplemental performance measure to our GAAP results assessing the amount of earnings available for distribution. Adjusted Fee-Related Earnings and Adjusted Distributable Earnings Adjusted Fee-Related Earnings and Adjusted Distributable Earnings are supplemental non-GAAP measures of operating performance that are determined on the same basis as Fee-Related Earnings and Distributable Earnings, respectively, assuming that the Dyal Capital acquisition had closed on April 1, 2021. Adjusted Revenues were based on the actual revenues generated by the Dyal Capital funds for the period, and Adjusted Expenses were based on the incremental expense levels experienced in the stub period following the acquisition closing date. These expense levels were based on current results and may not be indicative of future results. Adjusted EBITDA Adjusted EBITDA is a supplemental non-GAAP measure of operating performance used to assess the Company's ability to service its debt obligations. Adjusted EBITDA is equal to Distributable Earnings plus interest expense, net, taxes and TRA payable, and fixed assets depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure that supplements and should be considered in addition to and not in lieu of our GAAP results, and such measure should not be considered as indicative of our liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies. Adjusted Shares Adjusted Shares represents the weighted-average outstanding interests that are participating in distributions as of the end of each respective period. Adjusted Shares is the sum of Blue Owl Capital Inc.’s Class A Shares (and Class B Shares to the extent outstanding in the future) and Common Units of the Blue Owl Operating Group. Common Units are limited partner interests held by certain members of management and employees, as well as other third parties in the Blue Owl Operating Group. Subject to certain restrictions, Common Units are exchangeable on a one-for-one basis for either Class A Shares or Class B Shares if held by certain senior members of management.

Non-GAAP Reconciliations

(dollars in thousands)	Quarter Ended 1Q'23	Quarter Ended 1Q'22	Last Twelve Months 1Q'23	Last Twelve Months Adj. 1Q'22
GAAP Net Income (Loss) Attributable to Class A Shares	**$ 8,317**	**$ (11,815)**	**$ 10,843**	**$ (427,400)**
Net income (loss) attributable to noncontrolling interests	33,717	(11,101)	13,872	(1,437,116)
Income tax expense (benefit)	6,440	(5,038)	2,098	(70,437)
GAAP Income (Loss) Before Income Taxes	**48,474**	**(27,954)**	**26,813**	**(1,934,953)**
Incremental earnings assuming the Business Combination closed on 4/1/21	—	—	—	31,937
Net income allocated to noncontrolling interests included in Fee-Related Earnings	126	520	7,315	(3,519)
Strategic Revenue-Share Purchase consideration amortization	9,769	8,922	38,230	18,814
Realized performance income	(506)	—	(12,727)	(5,906)
Realized performance compensation	177	—	4,459	2,067
Equity-based compensation - other	35,628	17,526	117,622	24,417
Equity-based compensation - acquisition related	20,679	60,654	208,480	1,244,824
Equity-based compensation - Business Combination grants	16,968	18,421	71,404	32,696
Acquisition-related cash earnout amortization	6,098	16,082	56,126	16,082
Capital-related compensation	1,698	830	5,195	2,246
Amortization of intangible assets	70,891	61,526	266,274	175,415
Transaction Expenses	116	2,425	6,780	57,753
Expense support	(2,088)	7,212	(1,106)	7,212
Net (gains) losses on investments	(612)	(5)	(475)	3,521
Net losses on early retirement of debt	—	—	—	17,636
Change in TRA liability	1,964	9,652	3,747	23,500
Change in warrant liability	1,950	(17,758)	(14,926)	25,912
Change in earnout liability	994	496	14,986	834,751
Interest expense, net	13,573	12,834	56,450	34,251
Fee-Related Earnings	**225,899**	**171,383**	**854,647**	**608,656**
Realized performance income	506	—	12,727	5,906
Realized performance compensation	(177)	—	(4,459)	(2,067)
Interest expense, net	(13,573)	(12,834)	(56,450)	(34,251)
Taxes and TRA Payments	(3,641)	(2,823)	(10,375)	(12,226)
Distributable Earnings	**209,014**	**155,726**	**796,090**	**566,018**
Interest expense, net	13,573	12,834	56,450	34,251
Taxes and TRA Payments	3,641	2,823	10,375	12,226
Fixed assets depreciation and amortization	1,922	218	4,008	753
Adjusted EBITDA	**$ 228,150**	**$ 171,601**	**$ 866,923**	**$ 613,248**

23

Non-GAAP Reconciliations (cont'd)

(dollars in thousands, except per share data)	Quarter Ended 1Q'23	Quarter Ended 1Q'22	Last Twelve Months 1Q'23	Last Twelve Months Adj. 1Q'22
Weighted-Average Adjusted Shares				
Class A Shares[1]	445,452,642	406,180,833		
Common Units and Vested Incentive Units	967,869,948	992,558,461		
Total Weighted-Average Adjusted Shares	**1,413,322,590**	**1,398,739,294**		
Earnings (loss) per Class A Share - Basic	$ 0.02	$ (0.03)		
Earnings (loss) per Class A Share - Diluted	$ 0.02	$ (0.03)		
Fee-Related Earnings per Adjusted Share	$ 0.16	$ 0.12		
Distributable Earnings per Adjusted Share	$ 0.15	$ 0.11		
GAAP Revenues	**$ 390,986**	**$ 275,977**	**$ 1,484,731**	**$ 991,631**
Incremental revenues assuming the Business Combination closed on 4/1/21	—	—	—	41,381
Strategic Revenue-Share Purchase consideration amortization	9,769	8,922	38,230	18,814
Realized performance income	(506)	—	(12,727)	(5,906)
Reimbursed expenses	(22,846)	(12,301)	(83,689)	(52,923)
FRE Revenues	**$ 377,403**	**$ 272,598**	**$ 1,426,545**	**$ 992,997**
GAAP Compensation and Benefits	**$ 197,618**	**$ 193,892**	**$ 898,412**	**$ 1,642,896**
Incremental compensation and benefits assuming the Business Combination closed on 4/1/21	—	—	—	7,707
Realized performance compensation	(177)	—	(4,459)	(2,067)
Equity-based compensation - other	(35,628)	(17,113)	(117,313)	(22,787)
Equity-based compensation - acquisition related	(20,679)	(60,654)	(208,480)	(1,244,824)
Equity-based compensation - Business Combination grants	(16,968)	(18,421)	(71,404)	(32,696)
Acquisition-related cash earnout amortization	(6,098)	(16,082)	(56,126)	(16,082)
Capital-related compensation	(1,698)	(830)	(5,195)	(2,246)
Reimbursed expenses	(12,770)	(5,823)	(45,763)	(39,253)
FRE Compensation and Benefits	**$ 103,600**	**$ 74,969**	**$ 389,672**	**$ 290,648**
GAAP General, Administrative and Other Expenses	**$ 56,134**	**$ 43,294**	**$ 233,450**	**$ 168,702**
Incremental general, administrative and other expenses assuming the Business Combination closed on 4/1/21	—	—	—	1,737
Equity-based compensation - other	—	(413)	(309)	(1,630)
Transaction Expenses	(116)	(2,672)	(6,710)	(58,000)
Expense support	2,088	(6,965)	1,036	(6,965)
Reimbursed expenses	(10,076)	(6,478)	(37,926)	(13,670)
FRE General, Administrative and Other Expenses	**$ 48,030**	**$ 26,766**	**$ 189,541**	**$ 90,174**

[1] Excludes 10,736,476 and 10,928,095, respectively, fully vested restricted stock units that do not participate in dividends until settled but that are included in the denominator for GAAP basic earnings per share.

24

25 Assets Under Management or AUM Refers to the assets that we manage, and are generally equal to the sum of (i) net asset value (“NAV”); (ii) drawn and undrawn debt; (iii) uncalled capital commitments; (iv) total managed assets for certain Real Estate products; and (v) par value of collateral for collateralized loan obligations (“CLOs”). our BDCs Refers to our business development companies, as regulated under the Investment Company Act of 1940, as amended: Owl Rock Capital Corporation (NYSE: ORCC) (“ORCC”), Owl Rock Capital Corporation II (“ORCC II”), Owl Rock Capital Corporation III (“ORCC III”), Owl Rock Technology Finance Corp. (“ORTF”), Owl Rock Technology Finance Corp. II (“ORTF II”), Owl Rock Core Income Corp. (“ORCIC”) and Owl Rock Technology Income Corp. (“ORTIC”). Blue Owl, the Company, the firm, we, us, and our Refers to Blue Owl Capital Inc. and its consolidated subsidiaries. Blue Owl Operating Group Refers collectively to the Blue Owl Operating Partnerships and their consolidated subsidiaries. Blue Owl Operating Group Units Refers collectively to a unit in each of the Blue Owl Operating Partnerships. Blue Owl Operating Partnerships Refers to Blue Owl Capital Carry LP and Blue Owl Capital Holdings LP, collectively. Business Combination Refers to the transactions contemplated by an agreement, the “Business Combination Agreement,” which were completed on May 19, 2021. The Business Combination Agreement was dated as of December 23, 2020 (as the same has been or may be amended, modified, supplemented or waived from time to time), by and among Altimar Acquisition Corporation, Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP and Neuberger Berman Group LLC. Direct Lending Refers to our Direct Lending products, which offer private credit solutions to middle-market companies through four investment strategies: diversified lending, technology lending, first lien lending, opportunistic lending, and also includes our CLOs. Fitch Refers to Fitch Ratings credit rating agency. Fee-Paying AUM or FPAUM Refers to the AUM on which management fees are earned. For our BDCs, FPAUM is generally equal to total assets (including assets acquired with debt but excluding cash). For our other Direct Lending products, excluding CLOs, FPAUM is generally equal to NAV or investment cost. FPAUM also includes uncalled committed capital for products where we earn management fees on such uncalled committed capital. For CLOs, FPAUM is generally equal to the par value of collateral. For our GP Capital Solutions products, FPAUM for the GP minority equity investments strategy is generally equal to capital commitments during the investment period and the cost of unrealized investments after the investment period. For GP Capital Solutions’ other strategies, FPAUM is generally equal to investment cost. For Real Estate, FPAUM is generally equal to a combination of capital commitments and cost of unrealized investments during the investment period and the cost of unrealized GP Capital Solutions Refers to our GP Capital Solutions products, which primarily focus on acquiring equity stakes in, or providing debt financing to, large, multi-product private equity and private credit platforms through two existing investment strategies: GP minority equity investments and GP debt financing, and also include our professional sports minority investments strategy. Defined Terms

26 Defined Terms (cont’d) Gross IRR Refers to an annualized since inception gross internal rate of return of cash flows to and from the product and the product’s residual value at the end of the measurement period. Gross IRRs are calculated before giving effect to management fees (including Part I Fees), as applicable. For GP Capital Solutions, performance metrics are presented on a quarter lag. Gross Return Refers to a return that is equal to the percentage change in the value of a fund's portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees and carried interest allocated to the general partner of special limited partners, or other fees and expenses. Net IRR Refers to an annualized since inception net internal rate of return of cash flows to and from the product and the product’s residual value at the end of the measurement period. Net IRRs are calculated after giving effect to fees, as applicable, and all other expenses. An individual investor’s IRR may be different to the reported IRR based on the timing of capital transactions. For GP Capital Solutions, performance metrics are presented on a quarter lag. Net Return Refers to a return that is equal to the percentage change in the value of a fund's portfolio, adjusted for all contributions and withdrawals (cash flows) after the effects of management fees, incentive fees and carried interest allocated to the general partner of special limited partners, or other fees and expenses. Part I Fees Refers to quarterly performance income on the net investment income of our BDCs and similarly structured products, subject to a fixed hurdle rate. These fees are classified as management fees throughout this report, as they are predictable and recurring in nature, not subject to repayment, and cash-settled each quarter. Partner Manager Refers to alternative asset management firms in which the GP Capital Solution products invest. Permanent Capital Refers to AUM in products that do not have ordinary redemption provisions or a requirement to exit investments and return the proceeds to investors after a prescribed period of time. Some of these products, however, may be required or can elect to return all or a portion of capital gains and investment income, and some may have periodic tender offers or redemptions that are subject to approval. Permanent capital includes certain products that are subject to management fee step downs Real Estate Refers, unless context indicates otherwise, to our Real Estate products, which primarily focus on providing investors with predictable current income, and potential for appreciation, while focusing on limiting downside risk through a unique net lease strategy. S&P Refers to Standard & Poor's credit rating agency. Share Buyback Refers to shares purchased under our authorized repurchase programs, as well as shares withheld upon vesting of Class A restricted share units (“RSUs”) to satisfy tax withholding obligations. Tax Receivable Agreement or TRA Refers to the Amended and Restated Tax Receivable Agreement, dated as of October 22, 2021, as may be amended from time to time. Wellfleet Acquisition Refers to the acquisition of Wellfleet Credit Partners LLC completed on April 1, 2022.